SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2003

AMB PROPERTY, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	001-14245 (Commission File Number)	94-3285362 (I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS AND REGULATION FD DISCLOSURE.
ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Exhibit 4.1
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

ITEM 5     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On November 5, 2003, pursuant to a Note Purchase Agreement dated as of November 5, 2003, which is attached as Exhibit 99.1 and incorporated in this report by reference, we priced $75 million aggregate principal amount of our senior unsecured notes under the medium-term note program that we commenced on May 7, 2002. The notes, the form of which is attached as Exhibit 4.1 and incorporated in this report by reference, mature on November 1, 2013 and bear interest at a rate of 5.53% per annum. The notes were sold to Teachers Insurance and Annuity Association of America, with a settlement date on or about November 10, 2003. AMB Property Corporation, our general partner, has guaranteed the $75 million aggregate principal amount of senior unsecured notes.

     Teachers has agreed that until November 10, 2005, we can require Teachers to return the notes to us for cancellation for an obligation of equal dollar amount under a first mortgage loan to be secured by properties determined by us, except that in the event the ratings on our senior unsecured debt are downgraded by two ratings agencies to BBB-, we will only have 10 days after the last of these downgrades to exercise this right. During the period when we can exercise our cancellation right and until any mortgage loans close, Teachers has agreed not to sell, contract to sell, pledge, transfer or otherwise dispose of, any portion of the notes.

     We intend to use the net proceeds from the notes offering for general corporate purposes, which may include the acquisition or development of additional properties and the repayment of indebtedness, including inter-company indebtedness. Initially, we may temporarily invest the net proceeds from the sale of the notes in short-term securities.

     A copy of the pricing supplement dated November 5, 2003 pursuant to which the notes and the guarantees were issued is attached as Exhibit 99.2 and incorporated in this report by reference.

     Beginning in 2002, SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, requires us to separately report as discontinued operations the historical operating results attributable to operating properties sold and the applicable gain or loss on the disposition of the properties. Although application of SFAS 144 may affect the presentation of our results of operations for periods that we have already reported in filings with the Securities and Exchange Commission, there will be no effect on our previously reported financial position, net income or cash flows. Generally, we do not expect to report the changes to such prior periods until we file our next Quarterly Report on Form 10-Q or Annual Report on Form 10-K with the SEC.

     In July 2003, the SEC announced that it had revised its position relating to the application of Emerging Issues Task Force Topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. As a result of this announcement, original issuance costs related to preferred equity are to be reflected as a reduction of income available to common stockholders in determining earnings per share for the period in which the preferred equity is redeemed. The announcement requires retroactive application of the revised position in previously issued financial statements. As a result, our financial statements for the year ending December 31, 2001, to be included in our Annual Report on Form 10-K for the year ending December 31, 2003, will be restated to reflect a reduction in income available to common stockholders of $3.2 million, representing the original issuance costs of AMB Property II, L.P.’s Series C Preferred Units which were redeemed in December 2001. Restated diluted earnings per share for the year ended December 31, 2001 will be $1.43 compared to $1.47 previously reported. In addition, diluted funds from operations per share will be restated to conform with the revised SEC position, as required under the NAREIT definition, to $2.33 for the year ended December 31, 2001, compared to $2.37 previously reported. The SEC’s revised position on Topic D-42 does not require us to file amendments to previously filed reports and will not impact any other previously reported periods.

     On October 27, 2003, we gave irrevocable notice that we will redeem all 1,300,000 of our outstanding 8 5/8% Series B Cumulative Redeemable Preferred Limited Partnership Units on November 26, 2003 for an aggregate redemption price of $65,622,916.67.

     On October 6, 2003, we entered into an Agreement of Sale with privately-held International Airport Centers L.L.C. and certain of its affiliated entities, pursuant to which, if fully consummated, we will acquire a 3.4 million square foot portfolio consisting of 37 airfreight buildings located adjacent to seven international airports in the U.S. for approximately $481 million, including $119 million of assumed debt. A copy of the Agreement of Sale is attached as Exhibit 99.3 and incorporated in this report by reference.

     Pursuant to the Agreement of Sale, we will acquire the buildings in separate tranches, as construction and certain other customary closing conditions, including acquiring the necessary consents, are met. The first tranche, comprised of 25 buildings located primarily in Los Angeles, Seattle, Miami and Charlotte, closed on October 9, 2003 for approximately $167 million. We currently expect the balance of the portfolio to close in additional tranches totaling approximately $130 million by year-end 2003 and $184 million by the third quarter of 2004. A portion of the properties we acquire may be allocated to one or more of our co-mingled funds or co-investment joint ventures. We financed the first tranche, and expect to finance the remainder of the purchase price, through additional financings and/or proceeds from property dispositions.

Forward Looking Statements

     Some of the information included in this report contains forward-looking statements, such as statements pertaining to earnings and results of operations and future plans, including anticipated closings and transactions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q.

ITEM 7     FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

Exhibit
Number	Description

4.1	Form of $75,000,000 5.53% Fixed Rate Note No. B-1 to be dated November 10, 2003, attaching the Form of Parent Guarantee to be dated November 10, 2003.

99.1	Note Purchase Agreement dated as of November 5, 2003 by and between AMB Property, L.P. and Teachers Insurance and Annuity Association of America.

99.2	Pricing Supplement, dated November 5, 2003.

99.3	Agreement of Sale, made as of October 6, 2003, by and between AMB Property, L.P., International Airport Centers L.L.C. and certain affiliated entities.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property, L.P. (Registrant)

	By:	AMB Property Corporation, its General Partner

Date: November 6, 2003		By: /s/ Tamra Browne Tamra Browne Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Form of $75,000,000 5.53% Fixed Rate Note No. B-1 to be dated November 10, 2003, attaching the Form of Parent Guarantee to be dated November 10, 2003.

99.1	Note Purchase Agreement dated as of November 5, 2003 by and between AMB Property, L.P. and Teachers Insurance and Annuity Association of America.

99.2	Pricing Supplement, dated November 5, 2003.

99.3	Agreement of Sale, made as of October 6, 2003, by and between AMB Property, L.P., International Airport Centers L.L.C. and certain affiliated entities.

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